FORM 8K - EXHIBIT 99.1	File:20050719-FY06Q1

Exhibit 99.1 Employment Agreement of Dario Sacomani executed July 18, 2005

AGREEMENT

     RICHARDSON ELECTRONICS, LTD., whose principal office is located at 40W267 Keslinger Road, PO Box 393, LaFox, Illinois 60147-0393 (together with its subsidiaries, the "Company"), and DARIO SACOMANI of, 36W182 Riverview Court, St Charles, Illinois 60175 (the "Employee").

     WHEREAS, the Employee has been an executive officer of the Company for several years, employed pursuant to a certain Employment, Nondisclosure and Non-Compete Agreement dated as of May 31, 2002 (the "Original Employment Contract"); and

     WHEREAS, the parties agree that Employee's employment with the Company as an executive officer, particularly as Chief Financial Officer and Senior Vice President, is to be terminated and the Employee will be continue to be employed as a non-officer employee of the Company for the period of time herein specified and that the payments provided herein shall be in lieu of any payments under the Original Employment Contract and any Company policy relating to termination of Employee's employment as an executive officer and eventually as an employee at the expiration of employment term provided herein and to resolve and settle all possible claims the Employee may have against or with respect to the Company;

     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

     1. The Company and the Employee agree that the Employee's employment with the Company as an executive officer and any other officer position with the Company will cease and terminate on the date of execution of this Agreement (the "Executive Termination Date") and Employee hereby resigns as a member of the Board of Directors of the Company and any committee thereof and from all director and officer positions with any subsidiary, direct or indirect, of the Company, in each case effective as of the Executive Termination Date.

     2. In consideration of the promises made by the Employee in this Agreement Company agrees to employ Employee after the Executive Termination Date, as a non-officer employee to work on such matters as may be directly requested by, and under the direct supervision of, Edward J. Richardson through the period from the Executive Termination Date until December 31, 2005 or such earlier date on which Employee has accepted an offer of employment with another person or entity or has commenced his own business or his death. Such requested work shall take into consideration the Employee's health, residence, and personal circumstances. Employee shall not be required to report to any office to perform his work unless specifically requested by Edward J. Richardson and, except by mutual agreement, shall not be required to perform such work at a location that is beyond 20 miles of his then residence. Employee's unavailability for work as provided in this paragraph 2 due to health shall not terminate the Company's obligation to make the payments provided for in subparagraph 2(a) below. In consideration for the promises made by the Employee in this paragraph 2 and subsequent paragraphs, the Company agrees to provide the Employee with the following:

     (a) Compensation of ELEVEN THOUSAND SIX HUNDRED NINETY NINE AND 23/100THS DOLLARS ($11,699.23) each commencing on July 15 2005 and continuing on each second Friday thereafter until the earlier of (i) December 30, 2005, (ii) the date Employee has accepted an offer of employment with another person or entity or has commenced his own business or has died, or (iii) such earlier date as the obligation to make such payment shall cease; provided, however, that the Employee's right to receive and the Company's obligation to make such payment shall cease in the event of Employee's breach of paragraphs 5, 8, 9 or 10 below. Employee acknowledges and agrees that such aggregate amount as the Company is obligated to pay under this subparagraph (a) shall be full compensation for all services rendered to Company and shall be in lieu of any payments under the Original Employment Contract or any Company policy relating to termination of Employee's employment at the expiration of the employment term provided in this paragraph 2;

     (b) During the employment period provided in this paragraph 2, Employee shall be entitled to participate in and receive other employee benefits of medical, dental, life, accidental death and dismemberment and disability insurance on the same terms as other employees, but shall not be entitled to participate in or receive any other benefits, including, without limit, car allowance, profit sharing, vacation or bonus benefits for such period, and Employee hereby waives all rights to such benefits. Should Employee at anytime be deemed entitled to any such benefits by law, rule or regulation Employee shall pay to or reimburse the Company for the entire cost and expense of or related to such benefits;

     (c) Notwithstanding the foregoing, Options previously granted to Employee under the Company's various stock option or incentive compensation plans shall continue to be exercisable or become exercisable in accordance with the terms thereof through termination of Employee's employment under this paragraph 2 and on the date that is 3 months after the termination of employment under this paragraph 2 Employee's right to exercise any vested options not previously exercised and all unvested options shall terminate and be cancelled.

     3. Any compensation Employee receives under any disability benefit plan provided by Employer during any period of disability, injury or illness shall be in lieu of the compensation which Employee would otherwise receive under paragraph 2 during such period of disability, injury or sickness.

     4. All payments described in this Agreement shall be subject to withholding for federal, state or local taxes, amounts withheld under applicable benefit policies or programs, and any other amounts that may be required to be withheld by law, judicial order or otherwise.

     5. The payments provided for in paragraph 2 above shall be payable if and when but not unless, the Employee shall without additional compensation, fee, or other payment by the Company;

     (a) Refrain (independently of and without reference to paragraph 10 hereof), after the expiration of a period of thirty (30) days from the mailing to him of written notice by the Secretary of the Company of a direction to do so, from engaging in the operation or management of a business, whether as owner, shareholder, partner, officer, employee or otherwise, which then shall be one in which the Employee could not engage without being in violation of his obligations not to compete as provided in paragraph 10 hereof;

     (b) Refrain (independently of and without reference to paragraph 9 hereof) from disclosing to unauthorized persons information relative to the business, properties, products, technology or other assets of the Company or any of its subsidiaries which he shall have reason to believe is confidential; and

     (c) Refrain (independently of and without reference to paragraph 8 hereof) from otherwise acting or conducting himself in a manner which he shall have reason to believe is inimical or contrary to the best interests of the Company.

In the event that the Employee shall fail to comply with any provision of this paragraph 5, the Company's obligation to make any further payment provided for in paragraph 2 above shall forthwith terminate and cease.

     6. The consideration from the Company set forth above constitutes full settlement of any and all claims that the Employee may have against the Company, its successors, assigns, affiliates, or any of its officers, directors, shareholders, employees, agents or representatives, under the Original Employment Contract or for compensation or otherwise in connection with termination of his employment, except for any and all claims arising out of the performance by the Company of this Agreement, including, but not limited to, rights under the Company's profit sharing and employee stock ownership plans.
The consideration from Employee set forth above constitutes full settlement of any and all claims that the Company, its successors, assigns, affiliates, or any of its officers, directors, shareholders, employees, agents, or representatives may have against Employee arising out of or related to his employment with the Company since the date of the Original Employment Contract.

     7. In further consideration for the promises made by the Company herein, the Employee, on behalf of himself, his agents, assignees, attorneys, heirs, executors, and administrators, fully releases the Company, and its successors, assigns, parents, subsidiaries, divisions, affiliates, officers, directors, shareholders, employees, agents and representatives, from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, controversies, agreements, promises, damages, back and front pay, costs, expenses, attorneys' fees, and remedies of any type, by reason of any matter, act or omission arising out of or in connection with the Employee's employment with or termination by the Company, including but not limited to claims, demands or actions under the Original Employment Contract, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Civil Rights Act of 1986, the Illinois Human Rights Act, any other federal, state or local statute or regulation regarding employment, discrimination in employment, or the termination of employment, and the common law of any state relating to employment contracts, public policy torts, wrongful discharge, or any other matter, including, without limitation, claims, demands or actions under the False Claims Act or any qui tam rights, except, however, any and all claims arising out of the performance by the Company of this Agreement (the "Released Claims").
     In further consideration for the promises made by Employee, the Company hereby releases Employee from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, controversies, agreements, promises, damages, costs, expenses, attorneys' fees, and remedies of any type, by reason of any matter, act or omission arising out of or in connection with the Employee's employment with the Company from the date of the Original Employment Contract.

     8. Employee agrees that he will at no time engage in conduct which injures, harms, destroys, corrupts, demeans, defames, libels, slanders, destroys or diminishes in any way the reputation or goodwill of the Company, its subsidiaries, or their respective shareholders, directors, officers, employees, or agents or the products sold by the Company, or its other properties or assets. Nor will Employee cause any computer bugs to the Company's computer system, database or software. Employee agrees to cooperate with and assist the Company, including, without limit executing requested documents, with respect to any matters or things that relate to the matters on which he worked or for which he was responsible, including, without limit, the financial statements and records of the Company for the period of his employment with the Company.

     9. The Employee shall not (except in the proper course of his duties to the Company) either during the period of his employment with the Company or thereafter make use of, disseminate or divulge to any person, firm, company, association or other entity, and shall use his best endeavors to prevent the use, dissemination, publication or disclosure of, any information, knowledge or data disclosed to Employee or known by Employee as a consequence of or through his employment or relationship with the Company or any of its predecessors or subsidiaries (including information, knowledge or data conceived, originated, discovered or developed by Employee) not generally known in the business of manufacturing or distributing electron tubes, closed circuit television products, semiconductors, or data display products, whether patentable or not, about the Company's or its predecessors' or subsidiaries' businesses, products, processes and services, including without limitation information relating to financial matters, manufacturing, purchasing, sales, research, development, methods, policies, procedures, technology, techniques, processes, know-how, designs, drawings, specifications, systems, practices, merchandising, suppliers or customers, including, without limitation, customer lists, information or data. It is not intended to limit or restrict Employee's right to utilize information, ideas, concepts or structures of a general nature so long as they are not used in a business competitive with that of the Company. The failure to mark any of the information confidential or proprietary shall not affect its status as such under this Agreement.

     10. Employee agrees that he will not, during the term of employment with Employer and for a period of one (1) year after the termination of such employment, directly or indirectly (whether or not for compensation or profit):

     (1) Engage in any business or enterprise the nature of any part of which is competitive with any part of that of the Employer (a "Prohibited Business"); or

     (2) Participate as an officer, director, creditor, promoter, proprietor, associate, agent, employee, partner, consultant, sales representative or otherwise, or promote or assist, financially or otherwise, or directly or indirectly own any interest in any person or entity involved in any Prohibited Business; or

     (3) Canvas, call upon, solicit, entice, persuade, induce, respond to, or otherwise deal with, directly or indirectly, any individual or entity which, during Employee's term of employment with the Employer, was or is a customer or supplier, or proposed customer or supplier, of the Employer whom Employee called upon or dealt with, or whose account Employee supervised, for any of the following purposes:

     (a) to purchase (with respect to customers) or to sell (with respect to suppliers) products of the types or kinds sold by the Employer or which could be substituted for (including, but not limited to, rebuilt products), or which serve the same purpose or function as, products sold by the Employer (all of which products are herein sometimes referred to, jointly and severally, as "Prohibited Products"), or

     (b) to request or advise any such customer or supplier to withdraw, curtail or cancel its business with the Employer; or

     (4) For himself or for or through any other individual or entity call upon, solicit, entice, persuade, induce or offer any individual who, during Employee's term of employment with the Employer, was an employee or sales representative or distributor of the Employer, employment by, or representation as sales agent or distributor for, any one other than the Employer, or request or advise any such employee or sales agent or distributor to cease employment with or representation of the Employer, and Employee shall not approach, respond to, or otherwise deal with any such employee or sales representative or distributor of Employer for any such purpose, or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

     Each obligation of each subparagraph and provision of this paragraph 10 shall be independent of any obligation under any other subparagraph or provision hereof or thereof.

     Nothing in this paragraph 10, however, shall prohibit Employee from owning (directly or indirectly through a parent, spouse, child or other relative or person living in the same household with Employee or any of the foregoing), as a passive investment, up to 1% of the issued and outstanding shares of any class of stock of any publicly traded company.

     11. All notes, data, reference materials, memoranda, files and records, including without limitation computer reports, products lists and information, process manuals and notes, drawings, and technology manuals and notes, customer or supplier lists, data or information, in any way relating to any of the Company's or its predecessors' or subsidiaries' businesses, operations or products shall belong exclusively to Company, and Employee agrees to turn over to Company all copies of such materials and all keys, equipment and other Company property in his possession or control at the request of Company or, in the absence of such a request, upon the termination of Employee's employment with Company. Upon the execution hereof, Employee shall immediately refrain from seeking access to or utilization of Company's (a) telephonic voice mail, E-mail or message system, (b) computerized order entry system, and (c) computer data bases and software, except to use the modem/network e-mail connection to those outside the Company as specifically authorized by the Chairman of the Board of the Company.

     12. In the event of a breach or threatened breach by the Employee of the provisions of paragraphs 8, 9, or 10, the Company shall be entitled to an injunction restraining the Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach. The parties hereto desire that paragraphs 8, 9, and 10 shall be fully enforceable in accordance with the terms thereof but if any portion is held unenforceable or void or against public policy by any court of competent jurisdiction, the remainder shall continue to be fully enforceable in accordance with its terms or as it may be modified by such court. The period of restriction specified in paragraphs 8, 9, or 10 shall abate during the time of any violation thereof and the remaining portion at the commencement of the violation shall not begin to run until the violation is cured.

     13. The Employee understands and agrees that the existence and terms of this Agreement are confidential and shall not be disclosed to any third party (other than his spouse legal or tax professional retained by Employee) without the prior written consent of the Company, except as may be required by law and in response to a lawful subpoena in which event Employee shall provide prompt notice to the Company.

     14. The existence and execution of this Agreement shall not be considered, and shall not be admissible in any proceeding, as an admission by the Employee or the Company, or any of its agents or employees, of any liability, error, violation or omission.

     15. It is agreed that:

     (a) This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns and shall inure to their respective benefits.

     (b) This Agreement shall not be subject to change, modification, or discharge, in whole or in part, except by written instrument signed by the parties; provided, however, that if any of the terms, provisions or restrictions of paragraph 8, 9, or 10 are held to be in any respect unreasonable restrictions upon Employee, then the court so holding shall reduce the territory to which it pertains and/or the period of time in which it operates or effect any other change to the extent necessary to render any of said terms, provisions or restrictions enforceable.

     (c) The failure by the Company to insist upon strict compliance by the Employee with respect to any of the terms or conditions hereof shall not be deemed a waiver or relinquishment of any other terms or conditions nor shall any failure to exercise any right or power hereunder at one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     (d) This Agreement shall be governed and construed in accordance with the laws of the State of Illinois.

     (e) All notices required to be given hereunder to the Company shall be addressed to its principal executive office at 40W267 Keslinger Road, PO Box 393, LaFox, Illinois 60147; attention: Legal Department, by certified or registered mail. All notices required or to be given hereunder to the Employee shall be addressed to the Employee at his residence as last reflected on the records of the Company, by certified or registered mail or courier delivery, with signature required for delivery. Notice shall be deemed given if delivered in person to William G. Seils on behalf of the Company or to the Employee, or if mailed, when deposited in the United States Mail addressed as aforesaid.

     16. The Employee acknowledges that Employee had an adequate opportunity to review this Agreement and has reviewed it with counsel of his choice, that Employee fully understands its terms, that Employee was not coerced into signing it, and that Employee has signed it knowingly and voluntarily.

     17. The Company may terminate its obligations under paragraph 2 of this Agreement if Employee, at any time during his employment with the Company, including prior to the date of this Agreement, (a) engaged in an act or acts (i) of personal dishonesty taken by the Employee and intended to result in personal enrichment of the Employee, (ii) that were fraudulent, malpractice or material violations by the Employee of the Employee's obligations or duties to the Company, or (iii) a material violation of law, regulations, rules or standard accounting practices, or (b) failed to take action that would avoid (i) fraud, malpractice or material violations of Employee's obligations or duties to the Company, or (ii) ) a material violation of law, regulations, rules or standard accounting practices.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year written below their respective signatures.

EMPLOYEE ___________________________ Dario Sacomani Dated:_____________________ Subscribed and sworn to before me this _______ day of July 2005 ____________________________ Notary Public	RICHARDSON ELECTRONICS, LTD. ___________________________ Edward J. Richardson, Chairman of the Board Dated:_____________________